UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): January 15, 2016

QKL STORES INC.

(Exact name of registrant as specified in charter)

Delaware	033-10893	75-2180652
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4 Nanreyuan Street

Dongfeng Road

Sartu District

163300 Daqing, PRC

(Address Of Principal Executive Offices) (Zip Code)

(011) 86-459-460-7825

(Registrant’s Telephone Number, Including Area Code)

_____________________________________

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On January 15, 2016, QKL Stores Inc. (the “Company”) received a letter from the Nasdaq Stock Market LLC (“Nasdaq”). Nasdaq indicated in its letter that Listing Rule 5550(a)(2) (the “Rule”) requires listed securities to maintain a minimum bid price of US$1.0 per share. Based upon Nasdaq’s review of the Company’s closing bid price for the last thirty (30) consecutive business days, the Company no longer meets this requirement. Consequently, a deficiency exists with regard to the Rule.

Consistent with Nasdaq’s rules, Nasdaq indicated that it will provide the Company a cure period in order to regain compliance. The Company has until July 13, 2016 to regain compliance. In the event the Company does not regain compliance by this date, it will receive written notification from Nasdaq that its securities are subject to delisting.

The Company expects to regain compliance prior to the end of the cure period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QKL STORES INC.

By:	/s/ Tsz-Kit Chan
Name: Title:	Tsz-Kit Chan Chief Financial Officer

Date: January 19, 2016